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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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DiamondCluster International, Inc.

(Name of Registrant as Specified In Its Charter)

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DiamondCluster International, Inc.
Suite 3000 John Hancock Center
875 North Michigan Ave., Chicago, IL 60611
T (312) 255 5000 F (312) 255 6000
www.diamondcluster.com
NOTICE OF Annual Meeting of Stockholders to be Held on September 13, 2005
The annual meeting of stockholders of DiamondCluster International, Inc. (“DiamondCluster” or the “Company”) will be held on Tuesday, September 13, 2005 at the Ritz Carlton Hotel, 160 E. Pearson, Chicago, Illinois, at 10:30 a.m. Central Time for the following purposes:

1.	To elect four directors whose terms are expiring for a new term of three years.

2.	To ratify the recommendation of the Audit Committee and the Board of Directors that KPMG be appointed independent auditors for the Company for fiscal year 2006.

3.	To consider and act upon such other business as may properly come before the meeting.
Stockholders of record at the close of business on July 19, 2005 are entitled to notice of and to vote at the meeting.
Your vote is important. You can vote your shares by completing and returning the proxy card sent to you. Most stockholders can also vote their shares over the Internet. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. You can revoke a proxy at any time prior to its exercise by following the instructions in the proxy statement.
By order of the Board of Directors
Nancy K. Bellis
Vice President, General Counsel and Secretary
July 29, 2005

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
The Board of Directors and Its Committees
ELECTION OF DIRECTORS
STOCK OWNERSHIP
Executive Compensation
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PRINCIPAL ACCOUNTANT FEES AND SERVICES
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A
APPENDIX B

DiamondCluster International, Inc.
Suite 3000 John Hancock Center
875 North Michigan Avenue
Chicago, Illinois 60611
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
You are cordially invited to attend DiamondCluster’s annual meeting on September 13, 2005 beginning at 10:30 a.m. Central Time. The meeting will be held at the Ritz Carlton Hotel, 160 E. Pearson, Chicago, Illinois. We are furnishing these proxy materials in connection with the Board of Directors’ solicitation of proxies to be voted at the meeting and at any meeting following an adjournment of the meeting. We are first mailing this proxy statement and accompanying forms of proxy and voting instructions on or about July 29, 2005 to record holders of DiamondCluster’s Common Stock, par value $.001 per share (“Common Shares”), as of July 19, 2005, the record date for the meeting.
Proxies and Voting Procedure
Your vote is important. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunications and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on September 12, 2005. The Internet and telephone voting procedures have been designed to authenticate stockholders by use of a control number and will allow you to vote your shares and will confirm that your instructions have been properly recorded.
You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed later-dated proxy (including an Internet vote) or by voting by ballot at the meeting. The method by which you vote will not limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.
All shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted as the Board of Directors recommends.
If any other matters are properly presented at the meeting for consideration, including a motion to adjourn the meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. At the date this proxy statement was printed, we did not anticipate any other matters would be raised at the meeting.
Stockholders Entitled to Vote
Stockholders at the close of business on July 19, 2005 are entitled to notice of and to vote at the meeting. As of July 19, 2005, there were 34,365,065 Common Shares issued and outstanding.
Quorum
The presence in person or by proxy of the holders of a majority of Common Shares is necessary to constitute a quorum for all matters coming before the meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
Required Vote — Election of Directors A plurality of the votes duly cast is required for the election of directors; that is, the nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes are not counted for purposes of the election of directors.

Required Vote — Other Matters Approval of any other matters coming before the meeting requires the affirmative vote of the holders of a majority of Common Shares present in person or by proxy. An abstention is counted as a vote against all matters to properly come before the meeting. A broker non-vote is not counted for the purpose of any other matters to properly come before the meeting.
In accordance with the Company’s Amended and Restated Certificate of Incorporation, each Common Share is entitled to one vote.
Tabulation of Votes
All votes, whether by proxy or ballot, will be tabulated by the Company’s Transfer Agent and Registrar.
Electronic Access to Proxy Materials and Annual Report
This proxy statement and the 2005 annual report are also available on DiamondCluster’s Internet site at http://www.diamondcluster.com. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail, saving the Company the cost of producing and mailing these documents. If you are a stockholder of record, you can elect this option by following the instructions provided when you vote your proxy over the Internet. If you choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address of those materials. Your choice will remain in effect until you call DiamondCluster’s stockholder services toll-free number ((800) 526-0801) to ask for paper copies.
Costs of Proxy Solicitation
The cost of soliciting proxies will be borne by the Company. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. In accordance with the regulations of the Securities and Exchange Commission and Nasdaq, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of DiamondCluster stock.
Stockholder Account Maintenance
Our transfer agent is Mellon Investor Services. All communications concerning accounts of stockholders of record, including name or address changes and transfer requirements, should be directed to Mellon Investor Services, L.L.C., Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey 07660, (800) 526-0801, www.melloninvestor.com.
Partners’ Operating Agreement
All partners* of the Company are bound by the Partners’ Operating Agreement, which provides (among other things) procedures for the (i) the establishment of and nomination of candidates to several partner committees, (ii) admission and removal of partners, (iii) determination of the compensation of partners, and (iv) equity sales of Common Shares by partners.

*	The term “partner” is an internal designation only and does not refer to a partner of a general or limited partnership. All partners are officers of the Company.
Certain Relationships and Related Transactions
Mr. Bergstein, the Company’s Chairman and Chief Executive Officer, indirectly owns a KingAir 350 airplane that he and others may use from time to time for business-related travel, including travel to and from clients. It is the Company’s policy, as approved by the Board of Directors’ Audit Committee, to reimburse such private airplane travel expenses when used in connection with Company business at or below prevailing market rates for private or chartered aircraft. During the period April 1, 2004 through March 31, 2005, the Company reimbursed Mr. Bergstein $250,132 for business-related travel on his KingAir 350 airplane.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“10% owners”) to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and Nasdaq. Officers, directors and 10% owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. During fiscal year 2005 one Form 4 filed on behalf of each of Messrs. Rubio and Gutstein was inadvertently not timely filed.

The Board of Directors and Its Committees
DiamondCluster’s business affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed through discussions with the CEO and other executive officers, and, on at least a quarterly basis, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Currently, the Board has an Audit, Compensation and Nominating and Governance Committee. All members of these committees are non-employee directors and have been determined to be “independent” under the Nasdaq rules. The Board has also authorized the establishment of a Technology Committee, which is currently in formation. During fiscal 2005, all directors other than Alan Kay attended at least 75% of Board meetings and meetings of the committees on which he or she served. The Board does not have a policy with respect to Board members’ attendance at annual meetings, although attendance is strongly encouraged. All but one of the Company’s Board members attended the Company’s 2004 annual meeting of stockholders.
During fiscal year 2005 the Board of Directors met four times. The table below provides membership and meeting information for each Board committee.

			Nominating and	Technology
	Audit	Compensation	Governance	Committee
Members	Committee	Committee	Committee	(in formation)
Edward R. Anderson		Chair	Member

Donald R. Caldwell	Chair	Member	Member

Mark L. Gordon	Member		Chair

Alan C. Kay			Member	Chair

Michael E. Mikolajczyk	Member	Member

Pauline A. Schneider	Member		Member

Samuel K. Skinner		Member	Member

Arnold R. Weber		Member	Member

Number of Meetings in Fiscal 2005	11	4	3	0

Audit Committee
The Audit Committee —

•	Provides an open avenue of communication between the independent auditor and the Board of Directors

•	Monitors the integrity of the Company’s financial statements

•	Monitors the independent auditors’ qualifications and independence

•	Meets with management to consider the adequacy of the Company’s internal controls and the objectivity of financial reporting, including the Company’s compliance with Section 404 of the Sarbanes-Oxley Act

•	Appoints and meets with the independent auditors

•	Pre-approves all audit, audit-related and tax fees and terms as well as all non-audit engagements with the independent auditor

•	Reviews annual and periodic reports required to be filed with the Securities and Exchange Commission (“SEC”) and earnings press releases

•	Reviews policies and procedures with respect to officers’ expense accounts and perquisites

•	Has established and monitors a process for employees and others to confidentially or anonymously report concerns or complaints regarding accounting, internal control or auditing matters

•	Reviews compliance with the Company’s Code of Business Conduct and Ethics

•	Reviews its charter and performance annually

•	Has the authority to hire independent counsel and other advisors
The Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the rules of the SEC and Nasdaq. The Board also has determined that Mr. Caldwell, the Chair of the Committee, is an “audit committee financial expert,” as defined by SEC rules based upon Mr. Caldwell’s experience, training and education.
The Audit Committee reviews its charter annually and makes such revisions as it deems necessary. A copy of the charter of the Audit Committee reflecting all amendments to date is attached to this proxy statement as Appendix A.
Nominating and Governance Committee
The Nominating and Governance Committee —

•	Reviews and reports to the Board on a periodic basis with regard to matters of corporate governance

•	Reviews and makes recommendations to the Board as to whether individual directors are “independent” for purposes of applicable SEC corporate governance rules and Nasdaq listing standards

•	Reviews and assesses the effectiveness of the Company’s Corporate Governance Guidelines and recommends proposed revisions to the Board

•	Establishes procedures for the nomination process and recommends candidates for election to the Board

•	Recommends to the Board director nominees for each committee

•	Leads the Board in its annual review of the Board’s performance

•	Plans for CEO succession and, with the input of the Company’s partners, identifies and recommends to the entire Board qualified candidates

•	Consists solely of independent directors

•	Has the authority to hire independent counsel and other advisors

•	Reviews and makes recommendations to the whole board on director compensation
The Committee considers director candidates with diverse experience, knowledge and business judgment with the goal of maintaining a balanced, engaged and collegial board whose members possess the experience and expertise necessary to ensure the Board’s performance meets all legal requirements and is in accordance with the highest ethical standards.
Stockholders wishing to nominate a director candidate may do so by sending the candidate’s name, biographical information, qualifications and consent of the nominee being proposed to the Secretary of the Company not less than 90 nor more than 120 days prior to the anniversary date of the prior annual meeting. All director nominations should be made in accordance with the provisions of Section 2.14 of the Company’s Amended and Restated By-Laws, which provides additional information required with respect to the candidate and nominating stockholder. Under such provision only stockholders entitled to vote may nominate a director candidate.
The Nominating and Governance Committee reviews its charter annually and makes such revisions as it deems necessary. A copy of the charter of the Nominating and Governance Committee reflecting all amendments to date is attached to this proxy statement as Appendix B.
Compensation Committee
The Compensation Committee —

•	Reviews and recommends to the Board the compensation of the Chief Executive Officer and other senior officers

•	Reviews and recommends to the Chief Executive Officer and Board of Directors policies, practices and procedures relating to the compensation of officers, including stock-based awards and bonuses

•	Prepares the “Compensation Committee Report” found under that heading on page 12 of this proxy statement

•	Reviews the establishment and administration of employee benefit plans

•	Consists solely of independent directors

•	Has the authority to hire independent counsel and other advisors
Technology Committee
At the Board of Directors’ regularly scheduled Board meeting in February 2005, the Board agreed to establish a Technology Committee for the purpose of identifying and evaluating technologies that have the potential for providing a significant strategic and competitive advantage for the Company’s business, as well as that of its clients. Dr. Alan Kay, a member of the Board of Directors and recipient of several lifetime achievement awards in advanced technology and engineering, has agreed to chair this Committee. The Technology Committee has not yet had its initial meeting, but is in the process of establishing its charter and goals.
Communications with the Board
Although the Board does not have a formal process for stockholders to send communications, it has always been open to questions and comments from stockholders, obviating the need for a “formal” process. The Board welcomes your questions and comments. If you would like to communicate directly with our outside directors as a group, or if you have a concern related to DiamondCluster’s business ethics or conduct, financial statements, accounting practices or internal controls, you may submit your requests for communications or your concerns to our Vice President, General Counsel and Secretary, DiamondCluster International, Inc., Suite 3000 John Hancock Center, 875 North Michigan Avenue, Chicago, Illinois 60611. All communication requests and concerns will be forwarded to or raised with the Board as appropriate.
Compensation of Directors
For services performed as a director during fiscal 2005, each non-employee director (other than Mr. Rubio) received an annual cash retainer of $40,000. In addition, non-employee directors received an annual grant of restricted shares and stock appreciation rights (“SARs”) having an aggregate fair market value of $60,000, proportionately vesting every three months during a one-year period. All members of the Audit Committee received an additional annual grant of restricted shares and SARs having an aggregate fair market value of $5,000. In addition, all committee chairs received an additional annual grant of restricted shares and SARs having an aggregate fair market value of $10,000. Grants are made under the DiamondCluster Equity Incentive Plan. In addition, non-employee directors are reimbursed for expenses incurred in connection with attending meetings of the Board and its committees.

ELECTION OF DIRECTORS
Members of the Board of Directors are divided into three approximately equal classes. One class is elected each year to succeed the directors whose terms are expiring. The nominees whose terms are expiring as Class 3 directors and who are named for re-election at the September 13, 2005 meeting for a three-year term are Edward R. Anderson, Adam J. Gutstein, Michael E. Mikolajczyk and Javier Rubio.
Proxies cannot be voted for a greater number of persons than the number of nominees named. The persons named in the proxy card intend to vote for the election of each of these nominees unless you indicate that your vote should be withheld. If elected, the nominees will continue in office until their successors have been duly elected and qualified or until the earlier of their death, resignation or retirement. We expect each of the nominees to be able to serve if elected. If on account of death or unforeseen contingencies any of these persons is unavailable for election, the proxies will be voted for a substitute nominee designated by the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EDWARD R. ANDERSON, ADAM J. GUTSTEIN, MICHAEL E. MIKOLAJCZYK AND JAVIER RUBIO.
Nominees for the Class of Directors Whose Terms Expire in 2005
Edward R. Anderson has been a member of DiamondCluster’s Board of Directors since June 1994. Mr. Anderson is the founder and Chief Executive Officer of Ambrosia Solutions, a software company, and since 2005 has been the President of iPont Systems. Prior to founding Ambrosia in 2003, Mr. Anderson served as Chairman and Chief Executive Officer of TorchQuest, Inc. From July 1999 until July 2000 Mr. Anderson was the Chairman and Chief Executive Officer of E-Certify Corp. Age 58.
Adam J. Gutstein co-founded DiamondCluster in January 1994 as a Vice President, became a member of its Management Committee in July 1998 and was elected to the Board of Directors in August 1999. Since 1998 Mr. Gutstein has served in a number of executive positions. Currently Mr. Gutstein is President of the Company and Managing Director, International. Mr. Gutstein is also a member of the board of directors of Healthaxis, Inc. Prior to joining DiamondCluster, Mr. Gutstein was a Vice President at Technology Solutions Company and a Manager with Arthur Andersen & Co’s consulting division (“Andersen Consulting”), now Accenture Ltd. Age 42.
Michael E. Mikolajczyk co-founded DiamondCluster in April 1994 and has served as a member of the Board of Directors since that time. From April 1994 until July 1998 Mr. Mikolajczyk served as DiamondCluster’s Senior Vice President, Chief Financial and Administrative Officer. From July 1998 until his departure in August 2001, Mr. Mikolajczyk served in a number of capacities, including Vice Chairman, President, Secretary and Chief Financial and Administrative Officer. Following his departure from DiamondCluster until August 2004, Mr. Mikolajczyk was an independent consultant. Since September 2004, Mr. Mikolajczyk has served as managing director of Catalyst Capital Management, LLC, a private investment firm. Prior to Mr. Mikolajczyk’s service with DiamondCluster, Mr. Mikolajczyk held several senior financial and corporate development positions at MCI Telecommunications Corporation. Mr. Mikolajczyk is also a member of the board of directors of Kanbay International, Inc. and Rubicon, Inc. Age 53.
Javier Rubio has served as a member of the Board of Directors since the consummation of the business combination between the Company and Cluster Consulting in November 2000. Mr. Rubio currently is the President and a director of Nauta Capital, a venture capital firm. From November 2000 through June 2003 Mr. Rubio also served as DiamondCluster’s President, Europe and Latin America. Mr. Rubio resigned from his operating responsibilities with the Company effective June 30, 2003. Mr. Rubio founded Cluster in 1993 serving as its Chairman and Chief Executive Officer. Prior to founding Cluster, Mr. Rubio held several senior positions with other consulting firms, including seven years in various positions with the MAC Group (Gemini Consulting) and the Monitor Company. Age 44.
Directors Whose Terms of Office Continue
Melvyn E. Bergstein co-founded DiamondCluster in January 1994 and has served as its Chairman and Chief Executive Officer since that time. Prior to co-founding DiamondCluster, Mr. Bergstein held several senior executive positions with Technology Solutions Company from 1991 to 1993. Prior to that time, Mr. Bergstein held several senior positions with other consulting firms, including twenty-one years in various positions with Andersen Consulting, now Accenture Ltd. Mr. Bergstein is a director of Simon Property Group Inc., a publicly-

traded real estate investment trust. He serves on the boards of several not-for-profit organizations in the arts, education and health care. Age 63. Term expires 2007.
Mark L. Gordon has been a member of DiamondCluster’s Board of Directors since August 1999. Mr. Gordon is an attorney with the law firm Gordon & Glickson LLC and has been a partner of that firm since August 1979, currently serving as its Managing Partner. Mr. Gordon founded Gordon & Glickson’s technology practice and advises a wide range of emerging technology companies on business and legal matters. Mr. Gordon also serves as a member of the boards of The Rehabilitation Institute of Chicago and the Medical Research Institute Council of Chicago’s Children’s Memorial Hospital and is involved in several civic organizations. Age 54. Term expires 2007.
Pauline A. Schneider has served as member of the Board of Directors since December 2003. Ms. Schneider is a partner at the law firm of Hunton & Williams, having joined the firm in 1985. Ms. Schneider specializes in capital finance and real estate. Ms. Schneider also serves as a member of the board of directors of Pepco Holdings, Inc. and Potomac Electric Power Company, and is active on the boards of several not-for-profit organizations ranging from the arts to health care to public policy. Age 62. Term expires 2007.
John J. Sviokla joined DiamondCluster in September 1998 as a Vice President and became a member of DiamondCluster’s Board of Directors in August 1999. Since April 1, 2000 Dr. Sviokla has been a vice chairman. Prior to joining DiamondCluster, Dr. Sviokla was a professor at the Harvard Business School from October 1986 to August 1998. His pioneering work on “Marketspace” established Harvard’s first course on electronic commerce. He co-authored the seminal articles “Managing in the Marketspace” and “Exploiting the Virtual Value Chain,” both appearing in the Harvard Business Review. Dr. Sviokla has authored over 100 articles, cases, videos and tele-seminars, edited books and been a consultant to large and small companies around the world. He has been a frequent speaker at executive forums and a guest professor at many universities including Kellogg, MIT, The London Business School, the Melbourne Business School and the Hong Kong Institute of Science and Technology. His current research and consulting focuses on how executives can create value with technology. Age 48. Term expires 2007.
Donald R. Caldwell has been a member of DiamondCluster’s Board of Directors since June 1994. In March 1999 Mr. Caldwell founded and presently serves as Chief Executive Officer of Cross Atlantic Capital Partners, Inc. From February 1996 to March 1999 Mr. Caldwell was President and Chief Operating Officer and a director of Safeguard Scientifics, Inc. Prior to that time Mr. Caldwell held various executive and management positions with a predecessor company of Cambridge Technology Partners (Massachusetts), Inc. and Arthur Young & Co., a predecessor to Ernst & Young, LLP. Mr. Caldwell currently serves on the board of directors of Brainspark PLC, Sealegs Corporation Ltd., Quaker Chemical Corporation, Voxware, Inc. and Kanbay International, Inc. in addition to numerous privately held companies and civic organizations. Age 59. Term expires in 2006.
Alan C. Kay has been a member of DiamondCluster’s Board of Directors since June 1996 and currently is President of Viewpoints Research Institute, Inc. and a Senior Fellow at HP Labs. From 1996 to 2001 Dr. Kay was Vice President of research and development for Walt Disney Imagineering, Inc. and a Disney fellow. From 1984 to 1996 Dr. Kay was an Apple fellow at Apple Computer, Inc. Prior to that time Dr. Kay held scientific positions at Atari Corporation and Xerox Palo Alto Research Center. He was a research associate and lecturer in computer science at Stanford University from 1969 to 1971. In June 2004 Mr. Kay received the Kyoto Prize in advanced technology given by the Inamori Foundation, which is considered one of the world’s leading awards for lifetime achievement in engineering. In February 2004 Dr. Kay received the Association of Computing Machinery’s 2003 Turing Award for leading the team that invented Smalltalk, an influential programming language, and together with three former colleagues, received the Stark Draper Prize for the development of the networked personal computer. Age 64. Term expires in 2006.
Samuel K. Skinner has served as a member of the Board of Directors since September 2003. He currently serves as an Adjunct Professor of Management and Strategy at the Kellogg School of Management at Northwestern University. He is also “of counsel” to the law firm of Greenberg & Traurig, LLP. Mr. Skinner was President and Chief Executive Officer of U.S. Freightways, a major transportation and logistics service provider from July 17, 2000, and Chairman of its Board from January 1, 2001 until his retirement in May of 2003. Prior to joining U.S. Freightways Mr. Skinner was President of the Commonwealth Edison Company and its holding company Unicom Corporation, one of the nation’s largest electric utilities. Prior to joining Commonwealth Edison Mr. Skinner served as Chief of Staff to President George H. W. Bush. Prior to his White House service Mr. Skinner served in the President’s cabinet for nearly three years as Secretary of Transportation. From 1977 to 1989 Mr. Skinner practiced law as a senior partner in the Chicago law firm of Sidley & Austin (now Sidley

Austin Brown & Wood LLP). Mr. Skinner is a director of Click Commerce, Inc., Dade Behring, Inc., Express Scripts, Inc., Midwest Express Holdings, Inc. and Navigant Consulting, Inc. He is also involved with numerous charitable and not-for-profit organizations, including the Illinois Coalition and the United States Chamber of Commerce where he serves as a director. Age 67. Term expires in 2006.
Arnold R. Weber was appointed as a member of DiamondCluster’s Board of Directors in April 2005 and was previously a member of its Board of Directors from November 1999 until September 2003. Mr. Weber has been President Emeritus of Northwestern University since July 1998 and was its 14th president from 1984 to 1994. From 1995 to 1999 he served as President of the Civic Committee of the Commercial Club of Chicago, a leading business and civic organization. Mr. Weber has been a member of the faculty at the Graduate School of Business at the University of Chicago, Stanford University and the Massachusetts Institute of Technology, Mr. Weber is a trustee of the Museum of Science and Industry, the Committee for Economic Development, the Aspen Institute and the University of Notre Dame. He has received honorary degrees from various universities including Notre Dame, the University of Colorado, Loyola University of Chicago, Northwestern University and the University of Illinois. Age 76.
STOCK OWNERSHIP
Five Percent Stockholders
The Company did not have any stockholders who owned more than 5% of its Common Shares as of March 31, 2005.
Management and Directors
The following table sets forth certain information regarding the beneficial ownership of DiamondCluster’s Common Shares as of May 31, 2005 for each director and nominee for director, the CEO and the five other most highly compensated officers, as well as the directors, nominees and highly compensated officers as a group (except as otherwise indicated) regarding the beneficial ownership of DiamondCluster’s Common Shares.

	Number of		Percent of
Name	Common Shares		Class
Anderson, Edward R.	75,777	(1)	*
Bergstein, Melvyn E.	1,174,093	(1)(2)	3.3%
Bupp, Karl E.	454,873	(1)(2)	1.3%
Caldwell, Donald R.	41,988	(1)(2)	*
Gordon, Mark L.	50,838	(1)(2)(3)	*
Gutstein, Adam J.	539,405	(1)(2)	1.5%
Kay, Alan C.	119,102	(1)(2)	*
McClayton, William R.	342,208	(1)(2)	1.0%
Mikolajczyk, Michael E.	389,114	(1)(2)	1.1%
Norman, Jay D.	172,924	(1)(2)	*
Rubio, Javier	1,405,717		3.9%
Schneider, Pauline A.	12,563	(1)(2)	*
Skinner, Samuel K.	16,800	(1)(2)	*
Sviokla, John J.	268,828	(1)(2)	*
Weber, Arnold R.	4,264	(1)(2)	*
All directors and executive officers (15 persons)	5,068,494	(1)(2)	14.2%

*	Less than 1% of the outstanding Common Shares.

(1)	Includes shares which the beneficial owner has the right to acquire upon the exercise of stock options and SARs within 60 days after May 31, 2005 as follows: Mr. Anderson — 14,875, Mr. Bergstein — 126,843, Mr. Bupp — 173,258, Mr. Caldwell — 5,213, Mr. Gordon 20,213, Mr. Gutstein — 241,993, Dr. Kay — 4,200, Mr. McClayton — 204,147, Mr. Mikolajczyk — 66,338, Mr. Norman — 34,542,

Ms. Schneider — 4,538, Mr. Skinner — 4,200, Dr. Sviokla — 212,103, Mr. Weber — 1,020, and all directors and executive officers — 1,113,484.

(2)	Includes restricted stock and restricted stock units subject to vesting based on continued service to the Company as follows: Mr. Anderson — 1,524, Mr. Bergstein — 44,368, Mr. Bupp — 32,423, Mr. Caldwell — 1,637, Mr. Gordon — 1,637, Mr. Gutstein — 145,261, Dr. Kay — 1,300, Mr. McClayton — 84,801, Mr. Mikolajczyk — 1,412, Mr. Norman — 133,331, Ms. Schneider — 1,412, Mr. Skinner — 1,300, Dr. Sviokla — 32,479, Mr. Weber — 944, and all directors and executive officers — 483,829.

(3)	Includes 50 shares owned by Mr. Gordon’s son.

Executive Compensation
The following table sets forth for the fiscal years ended March 31, 2005, March 31, 2004 and March 31, 2003 information concerning the annual and long-term compensation for the Company’s Chief Executive Officer and the five other most highly compensated executive officers.
Summary Compensation Table(1)

			Annual Compensation			Long-Term Compensation
						Awards
						Restricted		Payouts
					Other Annual	Stock	Securities	LTIP
Name and	Fiscal		Salary	Bonus	Compensation	Awards	Underlying	Payouts	All Other
Principal Position	Year		($)	($)	($)	($)	Options/SARs	($)	Compensation
									($)(2)
Melvyn E. Bergstein	2005		$625,000	$78,190	—	$211,889	39,978	—	$19,405
Chairman & CEO	2004		589,844	65,625	—	162,350	—	—	7,524
	2003		532,648	—	—	—	24,200	—	7,401

Adam J. Gutstein	2005		550,000	68,810	—	1,130,543	41,416	—	2,940
President & Managing	2004		519,063	77,000	—	179,650	—	—	1,140
Director, International	2003		467,500	—	—	—	19,800	—	1,028

Jay D. Norman	2005		475,000	78,190	—	1,100,234	25,540	—	4,777
Managing Director of	2004		429,063	63,000	—	52,095	—	—	1,639
North America & UK	2003	(3)	80,513	180,000	—	—	100,000	—	356

William R. McClayton	2005		450,000	62,550	—	621,207	28,732	—	18,370
Chief Administrative	2004		424,688	47,250	—	127,750	—	—	4,902
Officer	2003		382,500		—	—	3,500	—	4,902

John J. Sviokla	2005		450,000	49,260	—	169,457	28,732	—	4,410
Vice Chairman	2004		424,688	47,250	—	145,050	—	—	1,710
	2003		382,500	—	—	—	24,375	—	1,781

Karl E. Bupp	2005		400,000	63,420	—	157,335	25,562	—	2,940
Chief Financial	2004		377,940	42,000	—	110,450	—	—	1,140
Officer	2003		340,258	—	—	—	14,300	—	1,187

(1)	The compensation described in this table does not include (i) medical, group life insurance or other benefits received by the named executive officers which are available generally to all salaried employees of DiamondCluster or (ii) certain perquisites and other personal benefits, securities, or property received by the named executive officers which do not in the aggregate exceed the lesser of $50,000 or 10% of the named executive officer’s salary during the fiscal year.

(2)	Represents the excess of the group life insurance premium paid on behalf of the named executive officer in the respective fiscal year over the premium for life insurance generally available to all salaried employees.

(3)	Mr. Norman joined the Company in February 2003.

Option/ SAR Grants to Named Officers In Last Fiscal Year

	Number of		Percent of
	Common		Total
	Shares		Options/SARs
	Underlying		Granted to	Exercise		Realizable Value at
	Options/SARs		Employees in	Price	Expiration	Assumed Stock Price
Name	Granted		Fiscal Year	Per Share	Date	Appreciation for
						Option Terms(1)
						5%	10%
Melvyn E. Bergstein	28,378		1%	$9.70	11/15/2009	$86,488	$194,144
	11,600	(2)	1%	$10.82	5/14/2007	19,784	41,544
Adam J. Gutstein	31,216		1%	$9.70	11/15/2009	95,137	213,559
	10,200	(2)	(3)	$10.82	5/14/2007	17,396	36,530
Jay D. Norman	25,540		1%	$9.70	11/15/2009	77,838	174,728
William R. McClayton	20,432		1%	$9.70	11/15/2009	62,271	139,782
	8,300	(2)	(3)	$10.82	5/14/2007	14,156	29,726
John J. Sviokla	20,432		1%	$9.70	11/15/2009	62,271	139,782
	8,300	(2)	(3)	$10.82	5/14/2007	14,156	29,736
Karl E. Bupp	18,162		1%	$9.70	11/15/2009	55,352	124,252
	7,400	(2)	—	$10.82	5/14/2007	12,621	26,503

(1)	The amounts shown are calculated assuming that the market value of the Common Shares issuable upon exercise of the option/SAR is equal to the exercise price per share as of the date of grant. The dollar amounts under these columns assume a compounded annual market price increase for the underlying Common Shares from the date of grant to the end of the option/SAR term of 5% and 10%, respectively. This format is prescribed by the SEC and is not intended to forecast future appreciation of Common Shares. The actual value, if any, the Named Officer will realize will depend on the excess of the market price received by the Named Officer upon the sale of Common Shares issued upon exercise over the option/SAR exercise price. Accordingly, there is no assurance that the value realized by a Named Officer will be at or near the value estimated.

(2)	SARs granted in fiscal year 2005 to replace expired options previously granted to compensate for cash salary reductions taken in fiscal 2002.

(3)	Less than 1%.
Aggregated Option/SAR Exercises In Last Fiscal Year
And Fiscal Year-End Option/SAR Values

	Shares		Number of Securities
	Acquired	Value	Underlying Unexercised		Value of Unexercised In-
	on Exercise	Realized	Options/SARs At Fiscal		The-Money Options/SARs
Name	(#)	($)	Year-End		At Fiscal Year-End
(a)	(b)	(c)	(#)		($)
			(d)		(e)
			Exercisable	Unexercisable	Exercisable(1)	Unexercisable(1)
Melvyn E. Bergstein	71,406	$138,885	110,538	59,240	$343,153	$370,642

Adam J. Gutstein	40,452	78,866	223,697	89,744	394,727	404,964

Jay D. Norman	—	—	31,477	82,986	392,923	928,310

William R. McClayton	—	—	156,619	115,613	1,092,003	810,841

John J. Sviokla	21,500	36,270	194,919	62,613	552,372	311,801

Karl E. Bupp	—	—	158,228	60,895	481,397	306,992

(1)	Based on $16.10, the market value per share on March 31, 2005.

Option/ SAR Grants to Non-Employee Directors In Last Fiscal Year

		Percent of
	Number of	Total
	Common	Options/SARs			Realizable Value at
	Shares	Granted to	Exercise		Assumed Stock
	Underlying	Non-employee	Price		Price Appreciation
	Options/SARs	Directors in	Per	Expiration	for Option Terms(*)
Name	Granted	Fiscal Year	Share	Date	5%	10%
Edward R. Anderson	6,500	15%	$11.52	9/14/2010	$25,466	$57,774

Donald R. Caldwell	6,950	16%	11.52	9/14/2010	27,229	61,774

Mark L. Gordon	6,950	16%	11.52	9/14/2010	27,229	61,774

Alan C. Kay	5,600	13%	11.52	9/14/2010	21,940	49,775

Michael E. Mikolajczyk	6,050	14%	11.52	9/14/2010	23,703	53,775

Pauline A. Schneider	6,050	14%	11.52	9/14/2010	23,703	53,775

Samuel K. Skinner	5,600	13%	11.52	9/14/2010	21,940	49,775

*	The amounts shown are calculated assuming that the market value of the Common Shares issuable upon exercise of the option/ SAR is equal to the exercise price per share as of the date of grant. The dollar amounts under these columns assume a compounded annual market price increase for the underlying Common Shares from the date of grant to the end of the option/ SAR term of 5% and 10%, respectively. This format is prescribed by the SEC and is not intended to forecast future appreciation of Common Shares. The actual value, if any, the director will realize will depend on the excess of the market price received by the director upon the sale of Common Shares issued upon exercise over the option/ SAR exercise price. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated.
The following report of the Compensation Committee, performance graph and report of the Audit Committee shall not constitute soliciting material and shall not be deemed to be incorporated by reference into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, including by any general statement incorporating this proxy statement except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
This report of the Compensation Committee (the “Committee”) summarizes the philosophy that underlies the cash and stock-based components of the Company’s executive compensation program. It also describes the process for determining each element of compensation in the program and the general rationale for compensation paid to the Company’s Chief Executive Officer and other senior officers.
Compensation Philosophy and Objectives
The Committee believes that the compensation offered to the Company’s named executive officers and all other officers who have been promoted to partner (i.e., vice president) of DiamondCluster must be sufficient to attract, retain and fairly compensate highly talented individuals. In addition, it should be competitive and based on a combination of overall financial results, individual contributions and demonstrated leadership skills, with the objective that a fair relationship exists between executive pay and performance. In order to achieve these objectives, the Committee, among other things, benchmarks the performance of the Company’s operations with its competitors, as well as the compensation of senior officers at those competitors.
Compensation Process
The compensation of the named executive officers and all other officers who have been promoted to partner (i.e., vice president) of DiamondCluster is determined in accordance with the Partners’ Operating Agreement of which the Partners’ Compensation Program is a part. Under this agreement, officers’ compensation (other than members of the Office of the Chairman and the Management Committees for each of the North American/UK operations and the Europe/Latin American (“EULA”) operations) is approved by DiamondCluster’s Office of the Chairman, the respective Management Committees and, a global compensation committee comprised of certain members of the EULA Management Committee and the North American/UK Management Compensation Committee (all of which are non-board committees composed of partners of the Company). The Board of Directors approves the aggregate compensation amounts to be paid to these partners. The compensation of members of the Office of the Chairman and both Management Committees (after approval of the Office of the Chairman) is approved on an individual basis by the Board of Directors. The purpose and design of this structure is to provide a combination of (i) base salary that reflects the partner’s experience and contribution to the Company, (ii) cash bonus based on the Company’s achievement of certain annual financial targets and individual performance, and (iii) stock-based awards to reward individual performance and link those rewards to DiamondCluster’s success, motivate teamwork, and encourage partners to maintain equity interests in DiamondCluster.
Annual Compensation
The partners’ compensation program has three elements:

•	annual base salary;

•	annual cash bonus, which is based on Company, operating unit and individual performance objectives; and

•	stock-based awards under the Company’s incentive plans, which are based on both Company performance and individual performance.
Base Salary. Base salaries are established based on the scope of the duties and responsibilities of each individual’s position and their level of experience and are reviewed annually.
Global Partner Bonus Pool. The Partners’ Compensation Program provides for a global bonus pool funded out of pre-tax earnings on a consolidated basis (after ensuring a return to the stockholders) and paid out in cash and stock-based awards to the partners annually, provided there are sufficient earnings to first provide for a return to the stockholders and for bonuses to non-partner employees. The individual allocations of the bonus pool to partners are based on financial performance criteria, including revenue growth, cash collections and project contribution margins. After a review of Company and individual performance, bonuses, if any, are paid to the partners through a combination of cash, restricted stock and SARs for the fiscal year in which it was earned on or before April 30th of the following fiscal year. The bonus is forfeited if an individual is not an active employee on the date it is paid.
Chief Executive Officer’s Compensation
The total compensation arrangement for Mr. Bergstein approved by the Committee for fiscal 2005 is consistent with the Committee’s compensation objectives described above. In particular, Mr. Bergstein’s annual incentive compensation for fiscal 2005 was determined by the Committee based on its review of the Company’s and Mr. Bergstein’s performance during fiscal 2005, based on both quantitative factors, such as the achievement of financial results, and qualitative factors, such as leadership, succession planning and the setting and achievement of strategic goals. No specific weights were allocated to these factors with respect to any compensation component. Similarly, there was no single objective formula by which compensation was determined. As a result, the decisions were ultimately subjective, although unanimously supported by the Committee. Mr. Bergstein was awarded restricted stock units having an aggregate fair market value of $211,889 (based on the market value of DiamondCluster Common Shares on the date of grant), SARs having an aggregate fair value of $126,443 (based on the Black-Scholes value on the date of grant), and a cash bonus of $78,190.

Policy on Qualifying Compensation. Section 162(m) of the Internal Revenue Code (“Code”) provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to Named Officers that is not “performance-based” as defined in Section 162(m). In order for incentive compensation to qualify as “performance-based” compensation under Section 162(m), DiamondCluster’s discretion to grant awards must be limited. The Company believes that the benefit of retaining the ability to exercise discretion under DiamondCluster’s incentive compensation plans outweighs the risk of loss of tax deductions under Section 162(m). As a result, DiamondCluster has not sought to qualify its incentive compensation plans under Section 162(m).
Edward R. Anderson, Chairman
Donald R. Caldwell
Michael E. Mikolajczyk
Samuel K. Skinner
Arnold R. Weber

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG DIAMONDCLUSTER INTERNATIONAL, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE RUSSELL 2000 INDEX

	Cumulative Total Return
	3/00	3/01	3/02	3/03	3/04	3/05
DiamondCluster International, Inc.	100.00	13.21	19.65	2.13	14.68	24.49
Nasdaq Stock Market (U.S.)	100.00	47.20	41.66	22.38	38.67	37.64
Russell 2000	100.00	84.67	96.51	70.49	115.48	121.73

*	$100 invested on 3/31/00 in stock or index — including reinvestment of dividends. Fiscal year ending March 31.
AUDIT COMMITTEE REPORT
The Audit Committee of the Company’s Board of Directors is a standing committee comprised of four independent directors. It operates under a written charter adopted by the Committee and approved by the Board of Directors. The members of the Committee are Donald R. Caldwell (Chair), Mark L. Gordon, Michael E. Mikolajczyk and Pauline A. Schneider. The Committee annually appoints the Company’s independent accountants. The Committee’s selection is then submitted to the Board of Directors for its concurrence and to the Company’s stockholders for their ratification or rejection.
Management is responsible for its internal controls and financial reporting processes and has delivered its opinion on the strength of these processes. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and opining on management’s internal control assessment and on the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing their reports thereon. As provided in its charter, the Committee’s responsibilities include monitoring and overseeing the Company’s internal controls and financial reporting process.
Consistent with its charter responsibilities, the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. In this context, management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee has also met with the independent accountants and discussed with them matters required to be discussed by the PCAOB (Communication with Audit Committees).

The Company’s independent accountants have provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence. The Audit Committee has also considered whether the provision of non-audit services is compatible with maintaining the independent accountants’ independence.
Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and filed with the Securities and Exchange Commission.
Donald R. Caldwell, Chairman
Mark L. Gordon
Michael E. Mikolajczyk
Pauline A. Schneider
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The Audit Committee pre-approves all services provided by the Company’s principal accountant, KMPG LLP (“KPMG”).
Audit Fees The aggregate fees billed by KPMG, for professional services rendered for (i) audit of the Company’s annual consolidated financial statements, (ii) audit of management’s assessment and the effectiveness of internal control over financial reporting, (iii) review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and (iv) services provided in connection with statutory and regulatory filings were $991,600 or 98% of total fees paid to KPMG for fiscal year 2005 and $432,655 or 87.7% of total fees paid to KPMG for fiscal year 2004.
Audit Related Fees There were no fees billed by KPMG for audit-related services in fiscal 2005. The aggregate fees billed by KPMG for audit-related services were $37,500 or 76% of total fees paid to KPMG for fiscal 2004. Fees paid to KPMG for fiscal 2004 were principally related to the audit of the Company’s benefit plan.
Tax Fees The aggregate fees billed by KPMG for professional services for tax compliance, tax advice and tax planning were $16,804 or 2% of total fees paid to KPMG for fiscal 2005 and $23,271 or 4.7% of total fees paid to KPMG for fiscal 2004.
All Other Fees KPMG billed $1,350 or less than 1% of total fees paid to KPMG for other products and services other than services reported above during fiscal 2005 and 2004.
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee and the Board of Directors of the Company recommend a vote for ratification of the appointment of KPMG LLP as independent auditors of the Company and its subsidiaries to audit their books and accounts for the current fiscal year. Shares represented by proxies in the enclosed form will be voted for confirmation of KPMG LLP as independent auditor unless contrary instructions are received. Representatives of KPMG LLP will attend the annual meeting, have the opportunity to make a statement if they desire and respond to appropriate questions.

SUBMISSION OF STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be eligible for inclusion in DiamondCluster’s proxy statement and form of proxy relating to the next annual meeting must be received at the Company’s executive offices a reasonable time before DiamondCluster begins to print and mail its proxy materials for the 2006 Annual Meeting of Stockholders. Proposals should be submitted by certified mail, return receipt required, addressed to the Secretary, DiamondCluster International, Inc., Suite 3000 John Hancock Center, 875 North Michigan Avenue, Chicago, Illinois 60611.
OTHER MATTERS
The Board of Directors knows of no other matters that are likely to be brought before the meeting, but if any other matter properly comes before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

APPENDIX A
DIAMONDCLUSTER INTERNATIONAL, INC.
AUDIT COMMITTEE CHARTER
The primary function of the DiamondCluster International, Inc. Audit Committee of the Board of Directors is to assist the Board in fulfilling its oversight responsibilities by reviewing and monitoring the integrity of the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.
The membership of the Audit Committee shall consist of at least three independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. The members of the Audit Committee shall meet the independence and experience requirements of Nasdaq and the rules and regulations of the Securities and Exchange Commission “( SEC”). At least one member of the Audit Committee shall be a financial expert as defined by the SEC. Audit Committee members and the committee chairman shall be designated by the full Board of Directors.
The Audit Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.
In meeting its responsibilities, the Audit Committee is expected to:

1.	Provide an open avenue of communication between the independent accountant and the Board of Directors.

2.	Review and reassess the adequacy of the Audit Committee’s charter annually. The Audit Committee shall annually review its own performance.

3.	The Audit Committee shall have the sole authority to appoint or replace the independent auditor, and shall approve all audit engagement fees and terms and all significant permitted non-audit engagements with the independent auditors. The Audit Committee shall consult with management but shall not delegate these responsibilities.

4.	Confirm and assure the independence of the independent accountant, including a review and pre-approval of permitted non-audit related services provided by the independent accountant. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. The independent accountant shall report directly to the Audit Committee.

5.	Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

6.	Consider, in consultation with the independent accountant, the audit scope and plan.

7.	Consider and review with the independent accountant:

a)	The adequacy of the Company’s internal controls.

b)	Any related significant findings and recommendations of the independent accountant together with management’s responses thereto.

8.	Review with management and the independent accountant at the completion of the annual examination:

a)	The Company’s annual financial statements and related footnotes.

b)	The independent accountant’s audit of the financial statements and report thereon.

c)	Any significant changes required in the independent accountant’s audit plan.

d)	Any serious difficulties or disputes with management encountered during the course of the audit.

e)	Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

9.	Review and discuss with management all draft filings with the SEC, including disclosure made in management’s discussion and analysis, and other published documents containing the Company’s financial statements as appropriate. Recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

10.	Review and discuss quarterly reports from the independent accountants on:

a)	All critical accounting policies and practices to be used.

b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountant.

c)	Other material written communications between the independent accountant and management, such as any management letter or schedule of unadjusted differences.

11.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

12.	Review disclosures made to the Audit Committee by the Company’s CEO, Senior Executive Vice President, Finance and Administration and CFO during their certification process for the Forms 10-Q and 10-K about any significant deficiencies in the design or operation of internal controls or material weakness therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

13.	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant.

14.	Review legal and regulatory matters that may have material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

15.	Meet with the independent accountant and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

16.	Report Audit Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

17.	The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation, the compensation of which will be funded by the Company.

18.	Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19.	The Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.
The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.
As amended and adopted May 16, 2005

APPENDIX B
DIAMONDCLUSTER INTERNATIONAL, INC.
NOMINATING & GOVERNANCE COMMITTEE CHARTER
Purpose
The Nominating & Governance Committee is appointed by the Board (1) to assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (2) to recommend to the Board the Corporate Governance Guidelines applicable to the Company; (3) to lead the Board in its annual review of the Board’s performance; (4) to recommend to the Board director nominees for each committee; (5) to identify and recommend to the Board potential successors to the CEO position; and (6) to undertake such matters from time to time relating to Board nominations or corporate governance as the Committee shall deem appropriate.
Committee Membership
The Nominating & Governance Committee shall consist of no fewer than three members. A majority of the members of the Nominating & Governance Committee shall meet the independence requirements of the NASDAQ. The members of the Nominating & Governance Committee shall be appointed and replaced by the Board.
Committee Authority and Responsibilities

1.	The Nominating & Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Nominating & Governance Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

2.	The Nominating & Governance Committee shall actively seek individuals qualified to become board members for recommendation to the Board.

3.	The Nominating & Governance Committee shall plan for CEO succession and, with the input of the Company’s partners, identify and recommend to the entire Board qualified candidates.

4.	The Nominating & Governance Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year.

5.	The Nominating & Governance Committee shall review and reassess the adequacy of the Corporate Governance Guidelines of the Company and its corporate governance practices and recommend any proposed changes to the Board for approval.

6.	The Nominating & Governance Committee may form and delegate authority to subcommittees when appropriate.

7.	The Nominating & Governance Committee shall make regular reports to the Board.

8.	The Nominating & Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Nominating & Governance Committee shall annually review its own performance.

9.	The Nominating & Governance Committee shall review and make recommendations to the full Board as to director compensation.

DIAMONDCLUSTER INTERNATIONAL, INC.
Common Stock

The undersigned stockholder of DiamondCluster International, Inc. (the “Company”) hereby appoints Melvyn E. Bergstein and William R. McClayton and each of them the attorneys and proxies of the undersigned, with full power of substitution, to vote as directed on the reverse side of this card all of the shares of Common Stock of the Company standing in the name of the undersigned at the close of business on July 19, 2005 at the Annual Meeting of Stockholders to be held at the Ritz Carlton Hotel, 160 E. Pearson, Chicago, Illinois 60611 commencing at 10:30 a.m. on September 13, 2005, and authorizes each proxy to vote in his discretion on any other matter that may properly come before the meeting or at any adjournment of the meeting.

If you choose to vote by Internet or telephone, your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you completed, signed, dated and returned your proxy card. If you choose not to vote by Internet or telephone, please complete, sign and date the reverse side and promptly return your proxy card.

THIS PROXY IS SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS AND WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL MATTERS PROPERLY COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS (INCLUDING ALL DIRECTOR NOMINEES).

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

Address Change/Comments (Mark the corresponding box on the reverse side)

* FOLD AND DETACH HERE *

Please Mark Here for Address Change or Comments ON REVERSE SIDE	☐

1.	Election of four directors for a term of three years.	Nominees for 3-Year Term: 01 Edward R. Anderson 02 Adam J. Gutstein 03 Michael E. Mikolajczyk 04 Javier Rubio

FOR all nominees listed at right (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for each nominee whose name is lined out ☐

2.	Ratify the recommendation of the Audit Committee and the Board of Directors that KPMG be appointed independent auditors for the Company for fiscal year 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To transact such other business as may properly come before the meeting.

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.
☐

Signature ______________________________   Signature ______________________________   Date ______________

Signature(s) should be exactly as the name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signed by attorney, executor, administrator, trustee or guardian, please give full title. SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

* FOLD AND DETACH HERE *

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/dtpi		Telephone 1-866-540-5760		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or telephone,
you do NOT need to mail back your proxy card.